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                                                                  EXHIBIT 5.1

                                  ROPES & GRAY
                             ONE INTERNATIONAL PLACE
                        BOSTON, MASSACHUSETTS 02110-2624
                                 (617) 951-7000
                               FAX: (617) 951-7050



                                             January 18, 2000


Precision Optics Corporation, Inc.
22 East Broadway Street
Gardner, Massachusetts 01440

Ladies and Gentlemen:

         This opinion is furnished to you in connection with Amendment No. 1 (the "Amendment") to Registration Statement (File No. 333-89989) on Form S-8 to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, for the registration of 675,000 shares of Common Stock, $0.01 par value per share (the "Shares"), of Precision Optics Corporation, Inc., a Massachusetts corporation (the "Company"), issuable pursuant to awards granted under the Company's 1997 Incentive Plan (the "Plan").

         We have acted as counsel to the Company in connection with the preparation of the Amendment and the Plan and the issuance of awards under the Plan. For purposes of this opinion we have examined and relied upon such documents, records, certificates and other instruments as we have deemed necessary and appropriate.

         Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when the Shares have been issued and sold, and the consideration therefor has been received by the Company, in accordance with the terms of the Plan, such Shares will be validly issued, fully paid and nonassessable.

         We hereby consent to your filing this opinion as an exhibit to the Amendment.

         It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement, as amended, is in effect.

                                       Very truly yours,

                                       /s/ Ropes & Gray
                                       Ropes & Gray